                                                                    Exhibit 99.9

                                                                    ANNUAL GRANT

                                   ENCAD, INC.

                    NOTICE OF GRANT OF NON-EMPLOYEE DIRECTOR
                             AUTOMATIC STOCK OPTION



                  Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of ENCAD, Inc. (the "Corporation"):

                  Optionee:
                  -------------------------------------------------------------

                  Grant Date:
                  -------------------------------------------------------------

                  Exercise Price:  $               per share
                  -------------------------------------------------------------

                  Number of Option Shares:   7,000 shares
                  ------------------------

                  Expiration Date:
                  -------------------------------------------------------------

                  Type of Option:      Non-Statutory Stock Option
                  ---------------

                  Date Exercisable:    Immediately Exercisable
                  -----------------

                  Vesting Schedule:   The Option Shares are fully vested as of
                  -----------------   the Grant Date.

                  Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the automatic option grant program under the ENCAD, Inc. 1999 Stock Option/Stock Issuance Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Automatic Stock Option Agreement attached hereto as EXHIBIT A. Optionee hereby acknowledges receipt of a copy of the official prospectus for the Plan in the form attached hereto as EXHIBIT B. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.

                  NO IMPAIRMENT OF RIGHTS. Nothing in this Notice or the attached Automatic Stock Option Agreement or in the Plan shall interfere with or otherwise restrict in any way the rights of the Corporation and the Corporation's stockholders to remove Optionee from the Board at any time in accordance with the provisions of applicable law.

                  DEFINITIONS. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Automatic Stock Option Agreement.

DATED:
       --------------------, ------


                                       ENCAD, INC.

                                       By:
                                          -----------------------------------

                                       Title:
                                             --------------------------------



                                          -----------------------------------
                                                             OPTIONEE

                                       Address:
                                               ------------------------------

                                          -----------------------------------

ATTACHMENTS
EXHIBIT A - AUTOMATIC STOCK OPTION AGREEMENT
EXHIBIT B - PLAN SUMMARY AND PROSPECTUS


                                       2